Exhibit 99.1

KINGSWAY ANNOUNCES SECOND QUARTER 2017 RESULTS

Toronto, Ontario (August 7, 2017) - (TSX: KFS, NYSE: KFS) Kingsway Financial Services Inc. (“Kingsway” or the “Company”) today announced its operating results for the second quarter and six months ended June 30, 2017. All amounts are in U.S. dollars unless indicated otherwise.

Management Comments
Larry G. Swets, Jr., Chief Executive Officer, stated, “Our segment operating income continued to improve. The Extended Warranty segment recorded another quarter of improved results, which it has consistently demonstrated during the past year. Our Leased Real Estate segment contributed another steady quarter of earnings. And, in the Insurance Underwriting segment, we continue to make progress on the implementation of multiple initiatives under our new insurance management team.

“On the other hand, our results this quarter were negatively affected by several non-cash items. We recorded a $2.7 million loss on change in the fair value of our subordinated debt, primarily driven by a reduction in the assumed credit spread used in our valuation model. We recorded a $2.1 million fair value loss for our investment in 1347 Investors LLC, which reflects a mark to market in the Limbach common shares held by 1347 Investors. Our net investment income reflected a $1.0 million loss related to the one-time impairment of an investment held by one of our limited liability company investments. And, we recorded $1.0 million of income tax expense related to contingent consideration benefits arising from our prior business combinations with IWS and Trinity.”

Operating Results
The Company reported net loss attributable to common shareholders of $7.9 million (including a non-cash loss of $2.7 million attributable to change in fair value of debt), or $0.37 per diluted share, in the second quarter of 2017, compared to net loss attributable to common shareholders of $0.6 million (including a non-cash gain of $1.1 million attributable to change in fair value of debt), or $0.03 per diluted share, in the second quarter of 2016.

Following are highlights of Kingsway’s second quarter 2017 results. Operating loss reflects the Company’s core operating activities, including its reportable segments, passive investment portfolio, merchant banking activities and corporate operating expenses.

•	Operating loss was $3.3 million for the second quarter of 2017 compared to $1.1 million for the second quarter of 2016.

◦
Insurance Underwriting segment operating loss was $0.4 million, inclusive of $0.8 million of unfavorable development for property and casualty loss and loss adjustment expenses from prior accident years, for the second quarter of 2017 compared to segment operating income of $0.2 million, inclusive of $0.0 million of favorable development for property and casualty loss and loss adjustment expenses from prior accident years, for the second quarter of 2016.

◦
Extended Warranty segment (formerly Insurance Services segment) operating income was $0.7 million for the second quarter of 2017 compared to segment operating loss of $0.8 million for the second quarter of 2016.

◦	Operating income attributable to the Leased Real Estate segment was $0.9 million for the second quarter of 2017 compared to zero for the second quarter of 2016.

◦	Net investment loss of $2.4 million was reported for the second quarter of 2017 compared to net investment income of $1.1 million for the second quarter of 2016.

◦	Net realized gains of $0.7 million were reported for the second quarter of 2017 compared to $0.1 million for the second quarter of 2016.

◦
Other operating income and expense was a net expense of $2.8 million, inclusive of $0.9 million of compensation expense related to 2016 activities, for the second quarter of 2017 compared to $1.7 million for the second quarter of 2016.

•	Adjusted operating loss was $0.8 million for the second quarter of 2017 compared to $0.5 million for the second quarter of 2016.

•
Book value decreased to $2.17 per share at June 30, 2017 from $2.65 per share at December 31, 2016. The Company also carries a valuation allowance, in the amount of $13.08 per share at June 30, 2017, against the deferred tax asset, primarily related to its loss carryforwards.

Exhibit 99.1

About the Company
Kingsway is a holding company functioning as a merchant bank with a focus on long-term value-creation.  The Company owns or controls subsidiaries primarily in the insurance, extended warranty, asset management and real estate industries and pursues non-control investments and other opportunities acting as an advisor, an investor and a financier. The common shares of Kingsway are listed on the Toronto Stock Exchange and the New York Stock Exchange under the trading symbol “KFS.”

Exhibit 99.1

Consolidated Statements of Operations
(in thousands, except per share data)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2017	2016	2017	2016
Revenues:
Net premiums earned	$33,518	$31,813	$66,440	$61,240
Service fee and commission income	6,873	5,394	13,435	10,716
Rental income	3,341	—	6,682	—
Net investment (loss) income	(2,366)	1,072	(1,663)	1,000
Net realized gains (losses)	734	67	1,132	(104)
Other income	2,815	2,791	5,630	5,165
Total revenues	44,915	41,137	91,656	78,017
Operating expenses:
Loss and loss adjustment expenses	27,468	24,838	53,878	48,335
Commissions and premium taxes	6,475	6,103	12,753	11,701
Cost of services sold	1,291	770	2,595	1,543
General and administrative expenses	11,380	10,826	22,652	20,377
Leased real estate segment interest expense	1,569	—	3,143	—
Amortization of intangible assets	289	307	580	602
Contingent consideration benefit	(212)	(657)	(212)	(657)
Impairment of intangible assets	—	—	250	—
Total operating expenses	48,260	42,187	95,639	81,901
Operating loss	(3,345)	(1,050)	(3,983)	(3,884)
Other expenses (revenues), net:
Interest expense not allocated to segments	1,216	1,108	2,375	2,201
Foreign exchange losses, net	—	9	4	10
Loss (gain) on change in fair value of debt	2,702	(1,068)	4,591	(3,596)
Equity in net loss (income) of investees	145	874	(2,240)	943
Total other expenses (revenues), net	4,063	923	4,730	(442)
Loss from continuing operations before income tax expense	(7,408)	(1,973)	(8,713)	(3,442)
Income tax expense	1,251	26	1,430	52
Loss from continuing operations	(8,659)	(1,999)	(10,143)	(3,494)
Gain on disposal of discontinued operations, net of taxes	1,017	1,124	1,017	1,124
Net loss	(7,642)	(875)	(9,126)	(2,370)
Less: net income (loss) attributable to noncontrolling interests in consolidated subsidiaries	100	(361)	205	(400)
Less: dividends on preferred stock	123	82	244	164
Net loss attributable to common shareholders	$(7,865)	$(596)	$(9,575)	$(2,134)
Loss per share - continuing operations:
Basic:	$(0.41)	$(0.09)	$(0.49)	$(0.16)
Diluted:	$(0.41)	$(0.09)	$(0.49)	$(0.16)
Earnings per share - discontinued operations:
Basic:	$0.05	$0.06	$0.05	$0.06
Diluted:	$0.05	$0.06	$0.05	$0.06
Loss per share – net loss attributable to common shareholders:
Basic:	$(0.37)	$(0.03)	$(0.45)	$(0.11)
Diluted:	$(0.37)	$(0.03)	$(0.45)	$(0.11)
Weighted-average shares outstanding (in ‘000s):
Basic:	21,458	19,818	21,458	19,764
Diluted:	21,458	19,818	21,458	19,764

Exhibit 99.1

Consolidated Balance Sheets
(in thousands, except share data)

	June 30, 2017	December 31, 2016
	(unaudited)
Assets
Investments:
Fixed maturities, at fair value (amortized cost of $57,172 and $62,136, respectively)	$56,965	$61,764
Equity investments, at fair value (cost of $16,699 and $19,099, respectively)	19,441	23,230
Limited liability investments	25,533	22,974
Limited liability investment, at fair value	8,220	10,700
Other investments, at cost which approximates fair value	7,550	7,975
Short-term investments, at cost which approximates fair value	151	401
Total investments	117,860	127,044
Cash and cash equivalents	33,776	36,475
Investment in investee	5,355	3,116
Accrued investment income	893	790
Premiums receivable, net of allowance for doubtful accounts of $115 and $115, respectively	30,113	31,564
Service fee receivable, net of allowance for doubtful accounts of $276 and $274, respectively	1,408	1,320
Other receivables, net of allowance for doubtful accounts of $806 and $806, respectively	6,765	4,692
Reinsurance recoverable	569	784
Deferred acquisition costs, net	13,709	13,609
Property and equipment, net of accumulated depreciation of $12,894 and $10,603, respectively	114,809	116,961
Goodwill	71,061	71,061
Intangible assets, net of accumulated amortization of $7,761 and $7,181, respectively	88,187	89,017
Other assets	4,539	4,588
Total Assets	$489,044	$501,021
Liabilities and Shareholders' Equity
Liabilities:
Unpaid loss and loss adjustment expenses:
Property and casualty	$45,874	$53,795
Vehicle service agreements	2,794	2,915
Total unpaid loss and loss adjustment expenses	48,668	56,710
Unearned premiums	40,770	40,176
Reinsurance payable	87	100
Note payable	188,328	190,074
Subordinated debt, at fair value	48,210	43,619
Deferred income tax liability	49,726	48,720
Deferred service fees	37,883	35,822
Income taxes payable	2,352	2,051
Accrued expenses and other liabilities	19,912	20,487
Total Liabilities	435,936	437,759

Class A preferred stock, no par value; unlimited number authorized; 262,876 and 262,876 issued and outstanding at June 30, 2017 and December 31, 2016, respectively; redemption amount of $6,572	6,444	6,427

Shareholders' Equity:
Common stock, no par value; unlimited number authorized; 21,458,190 and 21,458,190 issued and outstanding at June 30, 2017 and December 31, 2016, respectively	—	—
Additional paid-in capital	354,422	353,882
Accumulated deficit	(307,328)	(297,668)
Accumulated other comprehensive loss	(1,467)	(208)
Shareholders' equity attributable to common shareholders	45,627	56,006
Noncontrolling interests in consolidated subsidiaries	1,037	829
Total Shareholders' Equity	46,664	56,835
Total Liabilities, Class A preferred stock and Shareholders' Equity	$489,044	$501,021

Exhibit 99.1

Non-U.S. GAAP Financial Measures

Segment Operating Income (Loss)

Segment operating income (loss) represents one measure of the pretax profitability of Kingsway’s segments and is derived by subtracting direct segment expenses from direct segment revenues. Please refer to the section entitled “Non-U.S. GAAP Financial Measures” in the Management’s Discussion and Analysis section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 for a detailed description of this non-U.S. GAAP measure.

Adjusted Operating (Loss) Income

Adjusted operating (loss) income represents another measure used by the Company to assess the profitability of the Company’s segments, its passive investment portfolio and its merchant banking activities. Adjusted operating (loss) income is comprised of segment operating income (loss) as well as net investment (loss) income, net realized gains (losses), equity in net (loss) income of investees and merchant banking transaction expenses, net. A reconciliation of segment operating income (loss) and adjusted operating (loss) income to net loss for the three and six months ended June 30, 2017 and 2016 is presented below:

(in thousands)	Three months ended June 30,		Six months ended June 30,
	2017	2016	2017	2016
Segment operating income (loss)	$1,140	$(599)	$1,902	$(994)
Net investment (loss) income	(2,366)	1,072	(1,663)	1,000
Net realized gains (losses)	734	67	1,132	(104)
Equity in net (loss) income of investees	(145)	(874)	2,240	(943)
Merchant banking transactions expenses, net	(199)	(202)	(361)	(266)
Adjusted operating (loss) income	(836)	(536)	3,250	(1,307)
Equity in net loss (income) of investees	145	874	(2,240)	943
Corporate operating expenses and other (1)	(2,577)	(1,738)	(4,375)	(3,575)
Amortization of intangible assets	(289)	(307)	(580)	(602)
Contingent consideration benefit	212	657	212	657
Impairment of intangible assets	—	—	(250)	—
Operating loss	(3,345)	(1,050)	(3,983)	(3,884)
Equity in net (loss) income of investees	(145)	(874)	2,240	(943)
Interest expense not allocated to segments	(1,216)	(1,108)	(2,375)	(2,201)
Foreign exchange losses, net	—	(9)	(4)	(10)
(Loss) gain on change in fair value of debt	(2,702)	1,068	(4,591)	3,596
Loss before income tax expense	(7,408)	(1,973)	(8,713)	(3,442)
Income tax expense	(1,251)	(26)	(1,430)	(52)
Loss from continuing operations	(8,659)	(1,999)	(10,143)	(3,494)
Gain on disposal of discontinued operations, net of taxes	1,017	1,124	1,017	1,124
Net loss	$(7,642)	$(875)	$(9,126)	$(2,370)

(1) Corporate operating expenses and other includes corporate operating expenses and stock-based compensation expense.

Exhibit 99.1

Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are not historical facts, and involve risks and uncertainties that could cause actual results to differ materially from those expected and projected. Words such as “expects,” “believes,” “anticipates,” “intends,” “estimates,” “seeks” and variations and similar words and expressions are intended to identify such forward-looking statements. Such forward-looking statements relate to future events or future performance, but reflect Kingsway management’s current beliefs, based on information currently available. A number of factors could cause actual events, performance or results to differ materially from the events, performance and results discussed in the forward-looking statements. For information identifying important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, please refer to the section entitled “Risk Factors” in the Company’s 2016 Annual Report on Form 10-K. Except as expressly required by applicable securities law, the Company disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

Additional Information
Additional information about Kingsway, including a copy of its 2016 Annual Report and filings on Forms 10-Q and 8-K, can be accessed on the Canadian Securities Administrators’ website at www.sedar.com, on the EDGAR section of the U.S. Securities and Exchange Commission’s website at www.sec.gov or through the Company’s website at www.kingsway-financial.com.

For a current review of the Company and a discussion of its plan to create and sustain long-term shareholder value, management invites you to review its Annual Letter to Shareholders, which may be accessed at the Company’s website or directly at http://bit.ly/kingsway2016.